SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 10/31/2006
FILE NUMBER 811-05426
SERIES NO.: 16


72DD. 1. Total income dividends for which record date passed during the period. (000's Omitted)
           Class A                                                        134
      2.   Dividends for a second class of open-end company shares
           (000's Omitted)
           Class R                                                          1
           Institutional Class                                             22


73A.       Payments per share outstanding during the entire current period:
           (form nnn.nnnn)
      1.   Dividends from net investment income
           Class A                                                     0.0308
      2.   Dividends for a second class of open-end company shares
           (form nnn.nnnn)
           Class R                                                     0.0212
           Institutional Class                                         0.0828

74U.  1    Number of shares outstanding (000's Omitted)
           Class A                                                      4,448
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
           Class B                                                        916
           Class C                                                      1,068
           Class R                                                         52
           Institutional Class                                            290

74V.  1    Net asset value per share (to nearest cent)
           Class A                                                     $15.66
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
           Class B                                                     $15.39
           Class C                                                     $15.39
           Class R                                                     $15.58
           Institutional Class                                         $15.78